Exhibit 99.2

NEWS RELEASE

Halcón Resources Announces Pricing of

$850 Million Offering of Unsecured Notes

HOUSTON, TEXAS — February 9, 2017 — Halcón Resources Corporation (NYSE: HK) (“Halcón” or the “Company”) today announced that it has priced $850 million in aggregate principal amount of senior unsecured notes due 2025 (the “Notes”) in a private offering.  The Notes will bear interest at a rate of 6.75% per annum and will be issued at par.  The Notes offering was increased from the previously announced $700 million aggregate principal amount.

Halcón intends to use the net proceeds from the offering to repurchase and/or redeem the Company’s $700 million of currently outstanding 8.625% second lien notes due 2020, with the remaining net proceeds used to repay borrowings under the Company’s senior revolving credit facility.

The Notes are fully and unconditionally guaranteed on a senior unsecured basis, jointly and severally, by each of the Company’s domestic subsidiaries that guarantee the Company’s senior secured revolving credit facility.  The securities were offered to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A and to certain persons in offshore transactions pursuant to Regulation S, each under the Securities Act of 1933, as amended (the “Securities Act”).  The Company expects to close the offering on or about February 16, 2017, subject to customary closing conditions.

The securities offered by Halcón in the private placement have not been registered under the Securities Act, or any state securities laws and, unless so registered, may not be offered or sold in the United States except pursuant to an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws.  This press release shall not constitute an offer to sell or the solicitation of an offer to buy the securities.  The statements of intent in this press release with respect to the tender offer and redemption of the 2020 notes do not constitute an offer to purchase or redeem such notes

About Halcón Resources

Halcón Resources Corporation is an independent energy company engaged in the acquisition, production, exploration and development of onshore oil and natural gas properties in the United States.

For more information contact Quentin Hicks, Senior Vice President of Finance & Investor Relations, at 832-538-0557 or qhicks@halconresources.com.

Forward-Looking Statements

This release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  Statements that are not strictly historical statements constitute forward-looking statements and may often, but not always, be identified by the use of such words such as “expects”, “believes”, “intends”, “anticipates”, “plans”, “estimates”, “potential”, “possible”, or “probable” or statements that certain actions, events or results “may”, “will”, “should”, or “could” be taken, occur or be achieved. Statements regarding our pending acquisitions and divestitures are forward-looking statements; there can be no guarantee that these transactions close on the timeframe described herein or that they close at all. Forward-looking statements are based on current beliefs and expectations and involve certain assumptions or estimates that involve various risks and uncertainties that could cause actual results to differ materially from those reflected in the statements.  These risks include, but are not limited to the risks set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015 and other filings submitted by the Company to the SEC, copies of which may be obtained from the SEC’s website at www.sec.gov or through the Company’s website at www.halconresources.com.  Readers should not place undue reliance on any such forward-looking statements, which are made only as of the date hereof.  The Company has no duty, and assumes no obligation, to update forward-looking statements as a result of new information, future events or changes in the Company’s expectations.